Exhibit 99.1

reAlpha Tech Corp. Announces Pricing of $1.75 Million Public Offering

DUBLIN, Ohio, November 3, 2026 (GLOBE NEWSWIRE) -- reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced the pricing of a public offering of 4,375,000 shares of its common stock (or pre-funded warrants in lieu thereof) at a public offering price of $0.40 per share (the “Offering”). The closing of the Offering is expected to occur on or about November 4, 2026, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent for the Offering.

The gross proceeds from the Offering, before deducting the placement agent’s fees and other offering expenses payable by the Company, are expected to be approximately $1.75 million. The Company intends to use the net proceeds from the Offering for working capital and for general corporate purposes, which could include funding operations, supporting growth initiatives, capital expenditures, potential acquisitions, investments in complementary businesses or technologies, or in connection with the settlement of the Company’s litigation or claims.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-299576) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 3, 2026. The Offering is being made only by means of a prospectus which forms a part of the Registration Statement. A preliminary prospectus relating to the Offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at www.sec.gov and may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company that aims to transform the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements as to the completion of the Offering, the satisfaction of customary closing conditions related to the Offering and the intended use of net proceeds from the Offering, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For such statements, reAlpha claims the protection of the Private Securities Litigation Reform Act of 1995. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering, as well as risks and uncertainties inherent in reAlpha’s business described in its prior filings with the SEC, including, but not limited to, under the heading “Risk Factors” in the Registration Statement, reAlpha’s Annual Report on Form 10-K for the year ended December 31, 2025, and any of its subsequent filings with the SEC. These forward-looking statements represent reAlpha’s judgment as of the time of this press release. reAlpha disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and reAlpha undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof.

Media Contact:

Payton Cuddy, Senior Marketing Manager

media@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

investorrelations@realpha.com